EXHIBIT (j)(1)

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 198 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2013

Appendix A

Report Date	Fund

December 17, 2012	Eaton Vance Floating-Rate Fund
December 17, 2012	Eaton Vance Tax-Managed Global Dividend Income Fund
December 17, 2012	Eaton Vance Tax-Managed Small-Cap Fund
December 17, 2012	Eaton Vance Tax-Managed Small-Cap Value Fund
December 17, 2012	Eaton Vance Tax-Managed Value Fund
December 17, 2012	Eaton Vance Global Dividend Income Fund
December 18, 2012	Eaton Vance Government Obligations Fund
December 18, 2012	Eaton Vance Floating-Rate Advantage Fund
December 18, 2012	Parametric Tax-Managed International Equity Fund (formerly known as Eaton Vance Tax-Managed International Equity Fund)
December 19, 2012	Eaton Vance Tax-Managed Multi-Cap Growth Fund
December 20, 2012	Eaton Vance High Income Opportunities Fund
December 20, 2012	Eaton Vance Low Duration Government Income Fund (formerly known as Eaton Vance Low Duration Fund)
December 20, 2012	Eaton Vance Floating-Rate & High Income Fund
December 21, 2012	Eaton Vance Diversified Currency Income Fund
December 21, 2012	Eaton Vance Emerging Markets Local Income Fund
December 21, 2012	Eaton Vance Global Macro Absolute Return Advantage Fund
December 21, 2012	Eaton Vance Global Macro Absolute Return Fund
December 21, 2012	Eaton Vance Multi-Strategy Absolute Return Fund
December 21, 2012	Parametric Market Neutral Fund (formerly known as Eaton Vance Parametric Structured Absolute Return Fund)
December 21, 2012	Eaton Vance Tax-Managed Equity Asset Allocation Fund
December 17, 2012	Eaton Vance U.S. Government Money Market Fund
December 27, 2012	Eaton Vance Strategic Income Fund
December 27, 2012	Eaton Vance Multi-Strategy All Market Fund